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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the registration statements on Form S-3 related to the Shelf Registration dated December 11, 1997 (File No. 333-42049); Form S-3 related to the Shelf Registration dated May 16, 2003 (File No. 333-105329); and Form S-3 related to the Shelf Registration dated May 26, 2000 (File No. 333-37922) of Colonial Realty Limited Partnership of our report dated March 16, 2005 relating to the financial statements, financial statement schedules, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.


/s/PricewaterhouseCoopers LLP
   Birmingham, Alabama
   March 16, 2005